                                                                     Exhibit 2.3

                         PARENT STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement") is made and entered into as of July 13, 1999, between Egghead.com, Inc., a Washington corporation ("Company"), and Onsale, Inc., a Washington corporation ("Parent"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, Company and EO Corporation, a Washington corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for Parent and Company to enter into a business combination transaction (the "Merger").

     B. As a condition to Company's willingness to enter into the Merger Agreement, Company has required that Parent agree, and Parent has so agreed, to grant to Company an option to acquire shares of Parent Common Stock ("Parent Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Grant of Option.  Parent hereby grants to Company an irrevocable option
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(the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Parent Shares equal to 19.9% of the shares of Parent Common Stock issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $22.50 per share (the "Exercise Price").

     2.  Exercise of Option; Maximum Proceeds
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         (a) For all purposes of this Agreement, an "Exercise Event" shall mean any of (i) the occurrence of a Parent Triggering Event (as such term is defined in the Merger Agreement), (ii) a public announcement of an Option Acquisition Proposal (as defined below) shall have been made prior to the date the Merger Agreement is terminated pursuant to the terms thereof (the "Merger Termination Date") and the occurrence of one or more of the following on or after the date of the announcement of such Option Acquisition Proposal: (1) the requisite vote of the stockholders of Parent in favor of the issuance of shares of Parent Common Stock pursuant to the Merger and the amendment of Parent's Certificate of Incorporation to change the name of Parent to "Egghead.com, Inc.," effective at the Effective Time, and to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated by the Merger Agreement, shall not have been obtained at the Parent Stockholders' Meeting (as such term is defined in the Merger Agreement); (2) a tender offer or exchange offer for 15% or more of the outstanding shares of Parent Common Stock shall have been commenced (other than by Company or an affiliate of Company); or (3) for any reason Parent shall have failed to call and hold the Parent Stockholders' Meeting by the Outside Date (as defined in the Merger Agreement), or (iii) the commencement of a solicitation within the meaning of Rule 14a-1(l) by any person or entity other than Company or its Board of Directors (or any person or entity acting on behalf of Company or its Board of Directors) seeking to alter the composition of Parent's Board of Directors. For purposes of this Agreement, "Option Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Company) relating to any transaction or series of related transactions involving: (A) any purchase from Parent or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 10% or more of the total outstanding voting securities of Parent or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent; (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 10% of the assets of Parent (other than in the ordinary course of business); or (C) any liquidation or dissolution of Parent.

          (b) Company may deliver to Parent a written notice (an "Exercise Notice") specifying that it wishes to exercise and close a purchase of Option Shares at any time following the occurrence of an Exercise Event and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Company, the closing of a purchase of Option Shares (a "Closing") specified in such Exercise Notice shall take place at the principal offices of Parent upon such date prior to the termination of the Option as may be designated by Company in writing.

          (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to either Section 7.1(a) or 7.1(c) thereof, or (iii) 14 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

          (d) If Company receives proceeds in connection with any sales or other dispositions of Option Shares (including by selling Option Shares to Parent pursuant to Section 6(a) hereof) or the Option, plus any dividends (or equivalent distributions under Section 7(a) hereof) received by Company declared on Option Shares, less the Exercise Price multiplied by the number of Parent Shares purchased by Company pursuant to the Option, which, taken together with any Parent Termination Fee payable pursuant to Section 7.3(b) of the Merger Agreement, exceeds 5% of the Parent Equity Value (determined as of the close of business on the date immediately preceding the Closing), then all proceeds to Company in excess of such sum shall be promptly remitted in cash by Company to Parent. For the purposes of this Agreement, "Parent Equity Value" means the product of the average closing price of Parent Common Stock on the Nasdaq National Market over the five (5) trading days prior to the Closing, and the sum of: (A) all shares of Parent Common Stock that are outstanding as of the close of business on the date immediately preceding the Closing; (B) all shares of Parent Common Stock then issuable upon conversion of all shares of capital stock that is convertible into shares of Parent Common Stock; and (C) all shares of Parent Common Stock issuable upon conversion of all options and warrants to acquire Parent Common Stock that are then outstanding.

     3.  Conditions to Closing. The obligation of Parent to issue Option Shares
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to Company hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Company shall be entitled to deliver to Parent an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4.  Closing. At any Closing, Parent shall deliver to Company a single
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certificate in definitive form representing the number of Parent Shares designated by Company in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Company and to bear the legend set forth in Section 8 hereof, against delivery of payment by Company to Parent of the aggregate purchase price for Parent Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5.  Representations and Warranties of Parent. Parent represents and
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warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement constitutes a legal, valid and binding obligation of Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the HSR Act and any required filings under state securities, or "blue sky" laws, Parent has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Parent Shares for Company to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Parent Shares or other securities which may be issuable pursuant to Section 7(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Company, will be validly issued, fully paid and nonassessable; (e) upon delivery of Parent Shares and any other securities to Company upon exercise of the Option, Company will acquire such Parent Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Company; (f) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) violate the Certificate of Incorporation or Bylaws of Parent, (ii) conflict with or violate any order applicable to Parent or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any material property or assets of Parent or any of its subsidiaries pursuant to, any material contract or agreement to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their material property is bound or affected; and (g) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except pursuant to the HSR Act.

     6.  Registration Rights
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         (a) Following the termination of the Merger Agreement, Company (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Parent (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable (a "Permitted Offering"); provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. The Registration Notice shall include a certificate executed by the Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of internationally recognized standing reasonably acceptable to Parent (the "Manager"), stating that (i) the Holder and the Manager have a good faith intention to commence a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the twenty trading days immediately preceding the date of the Registration Notice. The Registrant shall thereupon have the option exercisable by written notice delivered to the Holder within five business days after the receipt of the Registration Notice, irrevocably to agree to purchase all (but not less than all) of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the 20 trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within 10 business days after delivery of such notice. The payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

         (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 6(a) with respect to all Registrable Securities, the Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material change in the Registrant's business or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and
  (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for a period greater than 90 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
  Section 6 shall again be applicable to any proposed registration. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 6 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

         (c) The registration rights set forth in this Section 6 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

         (d) A registration effected under this Section 6 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable efforts to provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

         (e)   Indemnification
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               (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, provided, however, that the indemnity agreement contained in this subsection 6(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

               (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 6(e) exceed the gross proceeds of the offering received by the Holder and provided further that the indemnity agreement contained in this subsection 6(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

               (iii) Each party entitled to indemnification under this Section 6(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 6(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

     7.  Adjustment Upon Changes in Capitalization; Rights Plans
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         (a) In the event of any change in Parent Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Company shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Company would have received in respect of Parent Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

         (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), Parent shall not
(i) adopt (or permit the adoption of) a stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Company or any affiliate or transferee being the beneficial owner of shares of Parent by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Company from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Parent Common Stock generally.

     8.  Restrictive Legends.  Each certificate representing Option Shares
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issued to Company hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 6) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PARENT STOCK OPTION AGREEMENT DATED AS OF JULY 13, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     9.  Listing and HSR Filing.  Parent, upon the request of Company, shall
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promptly file an application to list Parent Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of Parent Shares subject to the Option at the earliest possible date.

     10.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     11.  Specific Performance.  The parties recognize and agree that if for any
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reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     12.  Entire Agreement.  This Agreement and the Merger Agreement (including
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the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     13.  Further Assurances. Each party will execute and deliver all such
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further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     14.  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     15.  Notices. All notices and other communications hereunder shall be in
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writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Company or Merger            If to Parent, to:
Sub, to:

EGGHEAD.COM, INC.                  ONSALE, INC.
521 S.E. Chkalov Drive             1350 Willow Road
Vancouver, WA  98683               Menlo Park, CA  94025
Attention:  Chief
Executive Officer                  Attention:  Chief Executive Officer
Telecopy No.: (360)816-7309        Telecopy No.: (650)473-6990

with a copy to:                    with a copy to:

Perkins Coie LLP                   Fenwick & West LLP
1201 Third Avenue                  Two Palo Alto Square
Seattle, WA 98103                  Palo Alto, California 94306
Attention: David McShea,           Attention: Gordon K. Davidson,
Ed Belsheim                                   David K. Michaels
Telecopy No.: (206)583-8500        Telecopy No.: (650)494-1417

     16.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     17.  Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     18.  Expenses.  Except as otherwise expressly provided herein or in the
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Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     19.  Amendments; Waiver.  This Agreement may be amended by the parties
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hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.


     20.  Assignment.  Neither Parent nor Company may sell, transfer, assign or
          ----------
otherwise dispose of (by operation of law or otherwise) any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other. Any purported assignment in violation of this Section shall be void. The rights and obligations hereunder shall inure to the benefit of and be binding upon any successor of a party hereto.

     21.  WAIVER OF JURY TRIAL.  EACH OF COMPANY AND PARENT HEREBY IRREVOCABLY
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WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF COMPANY OR PARENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    ONSALE, INC.

                                    By: /s/ S. JERROLD KAPLAN
                                    Name: S. Jerrold Kaplan
                                    Title: Chief Executive Officer and
                                           President


                                    EGGHEAD.COM, INC.

                                    By: /s/ GEORGE P. ORBAN
                                    Name: George P. Orban
                                    Title: Chief Executive Officer



                        [Parent Stock Option Agreement]